        As filed with the Securities and Exchange Commission on December 9, 1998
                                              Registration No. 33- _____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   CALMAT CO.
                                   ----------
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                 95-0645790
     -------------------------------              -------------------
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

             3200 SAN FERNANDO ROAD, LOS ANGELES, CALIFORNIA  90065
             ------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                      1998 STOCK OPTION PLAN FOR OFFICERS,
                   DIRECTORS AND KEY EMPLOYEES OF CALMAT CO.
                   -----------------------------------------
                            (Full Title of the Plan)

                                 PAUL STANFORD
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
              POST OFFICE BOX 2950, LOS ANGELES, CALIFORNIA  90051
              ----------------------------------------------------
                    (Name and Address of Agent for Service)

                                 (323) 258-2777
                                 --------------
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
      Title Of Each                          Proposed      Proposed
         Class Of                            Maximum        Maximum
        Securities             Amount        Offering      Aggregate      Amount of
          To Be                 To Be         Price        Offering     Registration
        Registered           Registered    Per Unit (1)      Price           Fee
--------------------------------------------------------------------------------------
Common Stock, par value
$1 per share..............     1,000,000        $30.75    $30,750,000       $8,548.50
-------------------------------------------------------------------------------------

(1) For purposes of computing the registration fee (pursuant to Rule 457(h)) only, the price is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 3, 1998.

================================================================================
                        Exhibit Index Appears on Page 7

                                     PART I

ITEM 1.   PLAN INFORMATION

          Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          Not required to be filed with this Registration Statement.


                                    PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Registrant with the Commission are incorporated herein by reference:

          (a) Registrant's Schedule 14D-9 Solicitation/Recommendation Statement filed with the Commission on November 20, 1998, and Amendment No. 1 thereto, filed with the Commission on December 4, 1998;

          (b) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (c) Registrant's definitive Proxy Statement filed with the Commission on April 3, 1998, and mailed to Registrant's stockholders on April 9, 1998;

          (d) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998;

          (e) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998;

          (f) All other of Registrant's reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since December 31, 1997; and

          (g) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-14 filed with the Commission on May 24, 1984 (File No. 2-91323), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          Paul Stanford, Executive Vice President, General Counsel and Secretary of Registrant, may be granted an unspecified number of options to purchase shares under the Plan in the future.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Registrant's Restated Certificate of Incorporation eliminates officers' and directors' liability for monetary damages for breaches of their fiduciary duty of care, subject to certain exceptions. In addition, Registrant's Restated Certificate of Incorporation contains a provision requiring that the Company indemnify its officers and directors to the fullest extent provided by law. Registrant's By-Laws contain a section which reflects the current provisions of Section 145 of the General Corporation Law of Delaware. Section 145 of the Delaware General Corporation Law provides, in general, that a Delaware corporation shall have power to indemnify directors or officers against certain expenses, judgements, fines and settlements incurred in connection with the defense of certain actions to which they are parties by reason of being or having been directors or officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Registrant pursuant to the foregoing provisions, Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          A list of the exhibits filed with this Registration Statement on Form S-8 is set forth in the Exhibit Index on Page 7, and is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 22, 1998.

                              CALMAT CO.


                              By     /s/ A. Frederick Gerstell
                                 -----------------------------
                                    A. Frederick Gerstell
                                    Chairman of the Board and
                                    Chief Executive Officer

          Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                           Title                        Date
----------------------------   ---------------------------------   ------------------
/s/ A. Frederick Gerstell      Chairman of the Board and Chief     September 22, 1998
----------------------------   Executive Officer and Director
A. Frederick Gerstell

/s/ H. James Gallagher         Executive Vice President,           September 22, 1998
----------------------------   Finance, Chief Financial Officer
H. James Gallagher             and Treasurer

/s/ Brent L. Stumme            Vice President, Controller          September 22, 1998
----------------------------
Brent L. Stumme

/s/ John C. Argue              Director                            September 22, 1998
----------------------------
John C. Argue


         Signature                           Title                        Date
----------------------------   ---------------------------------   ------------------
/s/ Arthur Brown               Director                            September 22, 1998
----------------------------
Arthur Brown

/s/ Denis R. Brown             Director                            September 22, 1998
----------------------------
Denis R. Brown

/s/ Harry M. Conger            Director                            September 22, 1998
----------------------------
Harry M. Conger

/s/ Rayburn S. Dezember        Director                            September 22, 1998
----------------------------
Rayburn S. Dezember

/s/ Richard A. Grant, Jr.      Director                            September 22, 1998
----------------------------
Richard A. Grant, Jr.

/s/ Edward A. Landry           Director                            September 22, 1998
----------------------------
Edward A. Landry

/s/ Thomas L. Lee              Director                            September 22, 1998
----------------------------
Thomas L. Lee

/s/ Thomas M. Linden           Director                            September 22, 1998
----------------------------
Thomas M. Linden

/s/ Georgia R. Nelson          Director                            September 22, 1998
----------------------------
Georgia R. Nelson

/s/ Stuart T. Peeler           Director                            September 22, 1998
----------------------------
Stuart T. Peeler

                                 EXHIBIT INDEX

Exhibit
Number                                                                     Page
---------------                                                            ----
Exhibit 4.1       1998 Stock Option Plan for Officers, Directors and       N/A
                  Key Employees of CalMat Co. (the "Plan"), filed as
                  Exhibit "B" to the Company's Definitive Proxy
                  Statement filed with the Commission on April 3, 1998,
                  and mailed to the Company's stockholders on April 9,
                  1998, is incorporated herein by reference

Exhibit 4.2       Form of Director Stock Option Agreement                     8

Exhibit 4.3       Form of Incentive Stock Option Agreement (for             18
                  senior executives)

Exhibit 4.4       Form of Incentive Stock Option Agreement (for other        30
                  executives)

Exhibit 4.5       Form of Incentive Stock Option Agreement (for key          42
                  employees)

Exhibit 5         Opinion of Paul Stanford, Esq., regarding legality of      53
                  the Common Stock being registered

Exhibit 23.1      Consent of PricewaterhouseCoopers LLP (formerly            54
                  Coopers & Lybrand LLP)

Exhibit 23.2      Consent of Paul Stanford, Esq. (included in Exhibit 5)   N/A